QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5

[TCF FINANCIAL CORPORATION LETTERHEAD]

October 22, 2001

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, DC 20549

    RE: TCF EMPLOYEES STOCK PURCHASE PLAN (f/k/a TCF Employees Stock Ownership Plan-401-(k)) and Supplemental Employees Retirement Plan ("SERP")

Ladies and Gentlemen:

    This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission by TCF Financial Corporation (the "Company") covering 750,000 shares of common stock par value $.01 (the "Common Stock"), to be allocated to accounts of participants in the TCF Employees Stock Purchase Plan (f/k/a TCF Employees Stock Ownership Plan-401-(k))(the "Plan") and Supplemental Employees Retirement Plan ("SERP").

    I am a Vice President and the General Counsel for Corporate Affairs for the Company. As such, I have examined the Company's Articles of Incorporation, Bylaws and such other corporate records and documents as I have considered relevant and necessary for the purpose of this opinion. I have participated in the preparation and filing of the Registration Statement. I am familiar with the proceedings taken by the Company with respect to the authorization and proposed issuance of shares of Common Stock pursuant to the Plan as contemplated by the Registration Statement.

    Based on the foregoing, I am of the opinion that:

    1.  The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

    2.  The Company has corporate authority to issue the shares of Common Stock covered by the Registration Statement.

    3.  The 750,000 shares of Common Stock proposed to be allocated to accounts under the Plan described in the Registration Statement will, when sold and paid for, be duly and validly issued, fully paid and non-assessable.

    Pursuant to the Instructions to Item 8 of Form S-8, this opinion is limited to original issuance securities.

    This opinion is furnished to the Commission solely for purposes of this Registration Statement and is not to be relied upon by any other person.

Sincerely,
TCF FINANCIAL CORPORATION
By:	/s/ DIANE O. STOCKMAN Diane O. Stockman Vice President and General Counsel for Corporate Affairs

QuickLinks

[TCF FINANCIAL CORPORATION LETTERHEAD] October 22, 2001